Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report on Form 10-Q of OpenTV Corp. for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of OpenTV Corp. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1)	the quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of OpenTV Corp.

Date: May 10, 2004

/s/ James J. Ackerman
James J. Ackerman
Chief Executive Officer

Date: May 10, 2004

/s/ Richard Hornstein
Richard Hornstein
Chief Financial Officer